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                               MEDICORE, INC.

                          1989 STOCK OPTION PLAN

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              ADDITIONAL NON-QUALIFIED STOCK OPTION AGREEMENT

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THIS AGREEMENT, dated ----------, 19--, is between MEDICORE, INC. (the
"Company") and ------------------------------, a Participant of the Company ("Participant") as defined in the Company's 1989 Stock Option Plan ("Plan"). The purpose of the Agreement is to implement the Company's Plan and to reward the Participant for using Shares of the Company's common stock ("Stock") to pay the Exercise Price for the Non-Qualified Stock Option ("Option") under the terms of the Plan and (if applicable) the withholding taxes due thereon.

GRANT OF ANSO

The Company has granted the Participant an Additional Non-Qualified Stock Option ("ANSO") to purchase ---------- Shares of Stock.

DEFINITIONS

The terns defined in the Plan shall have the same meaning in this Agreement.

PURCHASE PRICE

The ANSO purchase price is $----- per Share.

EXERCISE OF THE ANSO

This paragraph contains rules which govern exercise of the ANSO.

     TIME OF EXERCISE. The Participant may exercise the ANSO at any time between the date hereof and the date the ANSO expires. The sections of EXPIRATION OF ANSO and LIMITATION ON EXERCISE contain special rules which may prohibit the exercise under the ANSO.

     SHARES PURCHASABLE. Subject to EXPIRATION OF ANSO and LIMITATION ON EXERCISE as set forth herein, the Participant may exercise the ANSO any number of times for any number of Shares each time. However, the total number of Shares purchased may not exceed the number granted under the ANSO.

     EXERCISE BY PARTICIPANT. While the Participant is alive, only the Participant or the Participant's guardian or legal representative may exercise the ANSO. The Participant must be continuously Affiliated with the Company or an Affiliate from the

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     date of this Agreement to the date the Participant exercises the ANSO except that the sections on RETIREMENT, DISABILITY OR DEATH and CHANGE IN CONTROL and EXPIRATION OF ANSO herein contain special rules which may permit exercise of the ANSO after termination of Affiliation.

     The provisions of CHANGE IN CONTROL and RETIREMENT, DISABILITY OR DEATH under the Plan and the Option Agreement are incorporated herein and all rights and limitations applicable to the exercise of the Option are hereby referenced and applicable to the ANSO.

     EXPIRATION OF ANSO. The ANSO will expire the earlier of ----------, 19__, or six (6) months from retirement, permanent disability or death. The remaining provisions of EXPIRATION OF OPTION under the Plan and the Option Agreement are incorporated herein as to Expiration and are applicable to the ANSO.

     TERMINATION OF AFFILIATION. Termination of Affiliation does not include (a) a leave of absence approved by the Committee, or (b) any transfer between the Company and an Affiliate or between Affiliates.

     LIMITATION OF EXERCISE. No one may exercise an ANSO after the later of the periods set forth in the Section EXPIRATION OF ANSO. The remaining provisions of LIMITATION OF EXERCISE under the Option Agreement are incorporated herein as to limits on exercise and are applicable to the ANSO.

MANNER OF EXERCISE

     NOTICE OF EXERCISE. The ANSO may be exercised by sending written notice of exercise to the Company's Secretary at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, or to such other person or address as the Participant may be notified in writing. To comply with any deadline, the notice of exercise must be received before the close of business on the last day of the deadline.

     The notice must be signed by the person exercising the ANSO. If that person is not the Participant, proof of that person's right to exercise the ANSO must be furnished with the notice.

     The notice must state the number of Shares to be purchased and must be accompanied by payment of the Exercise Price in accordance with procedures established by the Company.

     PAYMENT OF PURCHASE PRICE. The purchase price may be paid either (a) in cash or by certified or bank cashier's check payable to the order of the Company, or (b) in Shares of Stock, or (c) partly in cash and partly in Stock, or (d) with a ten (10%) percent down payment in cash or Stock (not less than the product of the par value of Stock multi-plied by the number of Shares being purchased upon exercise of the
     ANSO) and a recourse promissory note in the principal amount equal to the difference between the aggregate exercise price and the down payment, repayable in three (3) years, bearing interest at the prime rate then being charged by the Company's primary bank and secured by collateral having a value equal to the principal amount of the note. If Stock is

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     used to pay the Exercise Price (a "stock-for-stock swap transaction"), the Stock used must have been owned by the Participant for at least six months prior to the date of exercise and must not have been used in a stock-for-stock swap transaction within the preceding six months (i.e., the Stock must be "mature"). The amount of the Exercise Price paid in Stock will be equal to the Fair Market Value of the Stock as of the date of exercise. The Stock so delivered to exercise an ANSO shall be free and clear of all liens, pledges, claims, encumbrances or restrictions of any kind or nature whatsoever, other than restric-tions imposed upon such Shares pursuant to the provisions of the federal and state securities laws.

     ISSUANCE OF CERTIFICATES. When the ANSO is exercised and payment is made in cash, the Company will deliver certificates(s) for the Shares purchased to the person exercising the ANSO. When the ANSO is exer-cised and payment is made in Stock, the Company, in its discretion, may permit the person exercising the ANSO to retain the Shares tendered as payment for the Exercise Price and may deliver to the person exer-cising the ANSO certificate(s) for the net Shares purchased. If the Participant makes the election described in the section on WITHHOLDING OF TAXES, the Company may deliver certificate(s) for the purchased Shares as described in this section less any Shares withheld to satisfy withholding taxes. The Company will pay all use and transfer taxes and all expenses of the Company incurred in connection with exercise of the ANSO. All Shares will be fully paid and non-assessable.

     Subject to GENERAL RESTRICTIONS, as soon as practicable after receipt of such notice and payment, the Company shall deliver to the Partici-pant at such place as may be mutually acceptable, or, at the election of the Company by mail addressed to the Participant at the address of the Participant as indicated in the records of the Company a certifi-cate or certificates for such Shares registered in the name of the Participant (or in the name of his estate or heirs upon an exercise by Participant's legal representative). The Option may be exercised only with respect to full Shares, and no fractional Shares will be issued upon exercise or the Option.

AWARD OF ADDITIONAL STOCK OPTION

Effective as of the date of exercise by the Participant of all or part of this ANSO to the extent mature Stock is used as payment for the Exercise Price, the Participant is hereby granted Additional ANSOs to purchase, at the Fair Market Value as of the date of said exercise and grant, the number of Shares equal to the sum of the number of whole Shares used by the Par-ticipant in payment of the Exercise Price of the ANSO and the number of whole Shares, if any, withheld by the Company as payment for withholding taxes. The ANSO may be exercised between the date of grant and the date of expiration, which shall be the same as the date of expiration of this ANSO. The new ANSO shall be evidenced by an agreement containing such other terms and conditions and not inconsistent with the Plan as the Committee shall approve.

LIMITATIONS ON TRANSFER OF ANSO

This ANSO may be transferred by will or inheritance only, except as provided under EXERCISE OF ANSO relating to CHANGE IN CONTROL.

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STOCKHOLDER RIGHTS BEFORE EXERCISE

The Participant will not have any stockholder rights for Shares under this ANSO until the ANSO is properly exercised.

DISCONTINUANCE OF AFFILIATION

Nothing in this Agreement gives the Participant any right to continued Affiliation. The Company may terminate the Participant's Affiliation or take any other action regardless of the effect it might have on the Par-ticipant under this Agreement.

GENERAL RESTRICTIONS

The Company may delay the exercise of any ANSO if it determines that the Shares subject to the ANSO are required to be listed, registered or qualified on any securities exchange or under any law. The exercise of the ANSO may be delayed until the Company is satisfied that appropriate action has been taken. No delay under this paragraph will affect the date of expiration of this ANSO.

WITHHOLDING OF TAXES

If the Participant recognizes ordinary income on the exercise of the ANSO, it may be necessary to withhold income taxes and social security taxes. The Participant agrees to pay the Company to satisfy any withholding obli-gations. Payment may be made by the Participant in cash or, at the election of the Participant, the Company may withhold from the Shares to be issued the number of Shares (based on the Fair Market Value or the Stock as of the date of exercise) that would satisfy the withholding taxes due (except that any fractional Share amount shall be paid by the Partici-pant in cash). The Company will not be obligated to deliver Shares under this Agreement until withholding obligations are met.

ADDITIONAL PROVISIONS AND INTERPRETATION OF THIS AGREEMENT

This ANSO Agreement is subject to the provisions of the Plan which are incorporated by reference herein. If the Plan and this Agreement are inconsistent, provisions of the Plan will govern. Interpretations of the Plan and this Agreement by the Committee are binding on the Company and the Participant.


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                                                                 Participant

                                  MEDICORE, INC.

                                  By----------------------------------------
                                     DENNIS W. HEALEY, Senior Vice President